Exhibit 8.1

Name of subsidiary	Registered in	Core business	Date control acquired/date of incorporation(*)	Interest in voting stock held by the Group at December 31,
				2014		2013		2012
Mechel International Holdings GmbH (MIH)(1)	Switzerland	Holding and trading	July 1, 1995	100.0%		100.0%		100.0%
Mechel Trading House (MTH)	Russia	Trading	June 23, 1997	100.0%		100.0%		100.0%
Southern Kuzbass Coal Company (SKCC)	Russia	Coal mining	Jan 21, 1999	96.6%		96.6%		96.6%
Tomusinsky Open Pit Mine (TOPM)(2)	Russia	Coal mining	Jan 21, 1999	64.3	%(2)	74.7%		74.5%
Chelyabinsk Metallurgical Plant (CMP)	Russia	Steel products	Dec 27, 2001	94.2%		94.2%		94.2%
Southern Urals Nickel Plant (SUNP)	Russia	Nickel	Dec 27, 2001	84.1%		84.1%		84.1%
Vyartsilya Metal Products Plant (VMPP)	Russia	Steel products	May 24, 2002	93.3%		93.3%		93.3%
Beloretsk Metallurgical Plant (BMP)	Russia	Steel products	June 14, 2002	91.5%		91.5%		91.5%
Mechel Targoviste S.A.(3)	Romania	Steel products	Aug 28, 2002	—		—		86.6%
Ural Stampings Plant (USP)	Russia	Steel products	April 24, 2003	93.8%		93.8%		93.8%
Korshunov Mining Plant (KMP)	Russia	Iron ore mining	Oct 16, 2003	90.0%		90.0%		85.6%
Mechel Campia Turzii S.A.(3)	Romania	Steel products	June 20, 2003	—		—		86.6%
Mechel Nemunas (MN)	Lithuania	Steel products	Oct 15, 2003	100.0%		100.0%		100.0%
Mechel Energo	Russia	Power trading	Feb 3, 2004	100.0%		100.0%		100.0%
Port Posiet	Russia	Transportation	Feb 11, 2004	97.1%		97.1%		97.1%
Kaslinsky Architectural Art Casting Plant	Russia	Steel products	April 14, 2004	100.0%		100.0%		100.0%
Izhstal	Russia	Steel products	May 14, 2004	90.0%		90.0%		90.0%
Port Kambarka	Russia	Transportation	April 27, 2005	90.4%		90.4%		90.4%
Mechel Service	Russia	Trading	May 5, 2005	100.0%		100.0%		100.0%
Mechel Trading AG	Switzerland	Trading	Dec 20, 2005	100.0%		100.0%		100.0%
Metals Recycling	Russia	Scrap collecting	March 14, 2006	100.0%		100.0%		100.0%
Moscow Coke and Gas Plant (Moskoks)	Russia	Coke production	Oct 4, 2006	99.5%		99.5%		99.5%
Southern Kuzbass Power Plant (SKPP)	Russia	Power generation	April 19, 2007	98.3%		98.3%		98.3%
Kuzbass Power Sales Company (KPSC)	Russia	Power sales	June 30, 2007	72.1%		72.1%		72.1%
Bratsk Ferroalloy Plant (BFP)	Russia	Ferrosilicon production	Aug 6, 2007	100.0%		100.0%		100.0%
Yakutugol	Russia	Coal mining	Oct 19, 2007	100.0%		100.0%		100.0%
Mechel Carbon AG	Switzerland	Trading	April 2, 2008	100.0%		100.0%		100.0%
Ductil Steel S.A. (Ductil Steel)(3)	Romania	Steel products	April 8, 2008	—		—		100.0%
Oriel Resources Limited (Oriel Resources)	Great Britain	Holding	April 17, 2008	100.0%		100.0%		100.0%
Tikhvin Ferroalloy Plant(4)	Russia	Ferrochrome production	April 17, 2008	—		—		100.0%
Voskhod Mining Plant(5)	Kazakhstan	Chrome mining	April 17, 2008	—		—		100.0%
Mechel Mining OAO(6)	Russia	Holding	April 18, 2008	100.0	%(6)	100.0	%(6)	98.69%
HBL Holding GmbH (HBL)	Germany	Trading	Sept 26, 2008	100.0%		100.0%		100.0%
Mechel Remservice	Russia	Repairs	Feb 9, 2009	100.0%		100.0%		100.0%
Bluestone companies	USA	Coal mining	May 7, 2009	100.0%		100.0%		100.0%
Laminorul S.A.(3)	Romania	Steel products	Feb 25, 2010	—		—		90.9%
Ramateks	Turkey	Trading	June 18, 2010	100.0%		100.0%		100.0%
Toplofikatsia Rousse (TPP Rousse)(7)	Bulgaria	Power generation	Dec 9, 2010	—		—		100.0%
Mechel Mining Trading House(8)	Russia	Trading	May 19, 2011	—		100.0%		100.0%
Invicta Merchant Bar(9)	Great Britain	Steel products	Aug 22, 2011	—		—		100.0%
Donetsk Electrometallurgical Plant (DEMP)	Ukraine	Steel products	Dec 22, 2011	100.0%		100.0%		100.0%
Cognor Stahlhandel GmbH (Cognor)	Austria	Trading	Sept 25, 2012	100.0%		100.0%		100.0%
Lomprom Rostov(10)	Russia	Scrap collecting	Nov 22, 2012	—		—		100.0%
Elgaugol(11)	Russia	Coal mining	Aug 14, 2013	99.9	%(11)	100.0%		—

(*)	Date, when a control interest was acquired or a new company established by either the Group or Controlling Shareholders.
(1)	Formerly — Mechel Trading AG (MT). Renamed on December 20, 2005.

(2)	As of December 31, 2014, the voting interest reflected the dividends paid to the holders of preferred shares (before the payment of dividends, the Group’s interest was 74.7%).
(3)	Mechel Targoviste S.A., Mechel Campia Turzii S.A., Ductil Steel S.A. and Laminorul S.A. were disposed of on February 15, 2013.
(4)	Tikhvin Ferroalloy Plant was disposed of on December 27, 2013.
(5)	Voskhod Mining Plant, which includes Voskhod-Oriel, Voskhod-Chrome and Voskhod-Trading, was disposed of on December 27, 2013.
(6)	Interest in voting stock of Mechel Mining OAO is 99.999995% as of December 31, 2014 and 2013.
(7)	Toplofikatsia Rousse was disposed of on July 5, 2013.
(8)	Mechel Mining Trading House was liquidated on October 20, 2014.
(9)	Invicta Merchant Bar was disposed of on July 18, 2013.
(10)	Lomprom Rostov was disposed of on July 17, 2013.
(11)	Elgaugol was incorporated on August 14, 2013. Interest in share of Elgaugol is 99.993% as of December 31, 2014.